UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2004

GATX Corporation

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)

500 West Monroe Street Chicago, Illinois (Address of principal executive offices)		60661-3676 (Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On October 19, 2004, the Employment Agreement between the registrant and Ronald H. Zech, its Chairman of the Board, President and Chief Executive Officer, dated as of October 11, 2002, was amended to reflect the election of Brian A. Kenney, Senior Vice President and Chief Financial Officer of GATX, as President on that date, and the expectation that Mr. Zech would retire as Chief Executive Officer to be succeeded by Mr. Kenney at the time of the Company’s annual meeting of shareholders in April, 2005. The amendment provides that (i) during the period of employment under the Agreement, Mr. Zech would continue to serve as Chief Executive Officer (but no longer as President) until his successor as Chief Executive Officer is elected and takes office, and (ii) from that time to the end of the period of employment on October 11, 2005 Mr. Zech would continue to serve as Chairman of the Board of Directors, devoting such of his business time and attention to the business and affairs of the Company as the Board of Directors shall reasonably require, consistent with that position.

     Mr. Zech’s Change of Control Agreement was also amended on October 19, 2004, to provide that he shall be eligible for benefits under that Agreement only if the “change of control” of the Company occurs on or prior to October 11, 2005, which is the end of the period of employment under his Employment Agreement, as amended, and to revise provisions relating to his position and duties so that they correspond to the amended Employment Agreement. The amendment also provides that his eligibility for options and long-term awards after a change of control would be in the discretion of this Board.

     The Company’s by-laws were amended on October 19, 2004, to provide that the Chairman of the Board would be the Chief Executive Officer of the registrant, and that the President would, subject to the authority of the Chairman of the Board of Directors and Chief Executive Officer, have responsibility for the general management of the Company, including all business units and staff functions, to reflect the election of Mr. Kenney as President. Prior to this amendment, the by-laws left the designation of an officer as Chief Executive Officer to the discretion of the Board of Directors. It is intended that the by-laws will be further amended when Mr. Zech’s successor as Chief Executive Officer is elected.

     On October 19, 2004, the Board of Directors also increased the size of the Board from seven to eight and elected Mr. Kenney to fill the vacancy thereby created.

     A copy of the press release announcing these actions is included as an exhibit to this report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

See Exhibit Index included herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION (Registrant) /s/ Ronald J. Ciancio
Ronald J. Ciancio Senior Vice President, General Counsel and Secretary (Duly Authorized Officer)

Date: October 20, 2004

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Section 5 and Section 7 of Article IV of the By-Laws.

10.1	Amendment dated October 19, 2004, of Employment Agreement dated October 11, 2002 between Ronald H. Zech and GATX.

10.2	Amendment dated October 19, 2004, of Amended Agreement for Employment Following a Change of Control effective as of March 15, 2002, between Ronald H. Zech and GATX.

99.1	Press Release of GATX dated October 20, 2004.